UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 13, 2007

MOBILITY ELECTRONICS, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-30907 (Commission File Number)	86-0843914 (IRS Employer Identification No.)

17800 N. Perimeter Dr., Suite 200, Scottsdale, Arizona (Address of Principal Executive Offices)	85255 (Zip Code)
(480) 596-0061
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Exhibit 10.2
Exhibit 10.3
Exhibit 99.1

Item 1.01.	Entry into a Material Definitive Agreement.
     On April 16, 2007, Mobility California, Inc. (“Mobility California”), a wholly owned subsidiary of Mobility Electronis, Inc. (“Mobility”), completed the sale of substantially all of the tangible assets related to its PCI expansion and docking business pursuant to an agreement it entered into on February 21, 2007 with Mission Technology Group, Inc. (“Mission”). Randy Jones, Mobility’s former Senior Vice President and General Manager, Connectivity, is the president and majority shareholder of Mission. Mobility previously disclosed the execution of these agreements in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on February 22, 2007.
     As a result of this transaction and the closing of the sale of a portfolio of patents and patents pending related to Mobility’s PCI expansion and docking technology pursuant to an agreement that Mobility entered into on February 20, 2007 with A.H. Cresant Group LLC , Mobility received total net proceeds of $4.855 million, which includes $100,000 in cash that Mobility will receive upon the removal of legacy liens against the intellectual property involved in the sale, $825,000 in cash, two secured promissory notes from Mission totaling $3.93 million, and a 15% fully diluted equity interest in Mission.
     The first secured promissory note totals $2.5 million, bears interest at 6% per year, and is payable in twenty consecutive quarterly installments of $125,000 plus interest beginning on May 1, 2008. In addition, beginning May 1, 2008, and continuing until this first secured promissory note has been paid in full, Mission must make a prepayment under this note equal to 5% of its net profit for the prior calendar quarter which will be applied to the last quarterly installment due under the note at the time of such payment. The second secured promissory note totals $1.43 million, which is equal to the fair market value of the Mobility California inventory sold to Mission on the closing date, and bears interest at 6% per year. Beginning in May 2007, Mission must make monthly payments equal to the fair market value of any closing inventory sold by Mission during such month, plus interest, with the unpaid principal and interest payable under this second secured promissory note due on November 1, 2008.
     The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the terms of such agreement as attached as Exhibit 10.1 to Mobility’s Current Report on Form 8-K filed with the Commission on February 22, 2007.
     Mobility announced the closing of these transactions in a press release issued April 18, 2007. A copy of this press release is furnished as Exhibit 99.1 to this report.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     Effective immediately upon the closing of the Mission transaction on April 16, 2007, Randy Jones, Mobility’s Senior Vice President and General Manager, Connectivity, ceased to be employed by Mobility.

Item 7.01.	Regulation FD Disclosure
     On April 13, 2007, Mobility completed the sale of a portfolio of patents and patents pending related to its PCI expansion and docking technology pursuant to an agreement that it entered into on February 20, 2007 with A.H. Cresant Group LLC.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10.1
Asset Purchase Agreement dated February 21, 2007 by and between Mobility California, Inc. and Mission Technology Group, Inc. (previously filed as Exhibit 10.1 to Mobility’s Current Report on Form 8-K filed with the Commission on February 22, 2007).

10.2	$2.5 Million Secured Promissory Note dated April 16, 2007 issued by Mission Technology Group, Inc.

10.3	$1.43 Million Secured Promissory Note dated April 16, 2007 issued by Mission Technology Group, Inc.

99.1	Press release issued April 18, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOBILITY ELECTRONICS, INC.

Dated: April 18, 2007	By: Name:	/s/ Charles R. Mollo Charles R. Mollo
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Asset Purchase Agreement dated February 21, 2007 by and between Mobility California, Inc. and Mission Technology Group, Inc. (previously filed as Exhibit 10.1 to Mobility’s Current Report on Form 8-K filed with the Commission on February 22, 2007).

10.2	$2.5 Million Secured Promissory Note dated April 16, 2007 issued by Mission Technology Group, Inc.

10.3	$1.43 Million Secured Promissory Note dated April 16, 2007 issued by Mission Technology Group, Inc.

99.1	Press release issued April 18, 2007.